                           SPECIMEN UNIT CERTIFICATE

THE SECURITIES OF SPIROS DEVELOPMENT CORPORATION II, INC. ARE SUBJECT TO AN OPTION BY THE HOLDER OF THE SPECIAL COMMON STOCK OF SPIROS DEVELOPMENT CORPORATION II, INC. AS DESCRIBED IN ARTICLE V OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SPIROS DEVELOPMENT CORPORATION II, INC. TO PURCHASE SUCH SECURITIES AT AN AGREED UPON PRICE EXERCISABLE BY NOTICE AT ANY TIME COMMENCING ON THE CLOSING DATE OF THE UNIT OFFERING AND ENDING ON THE EARLIER OF (i) DECEMBER 31, 2002, (ii) THE 90TH DAY AFTER THE DATE SPIROS DEVELOPMENT CORPORATION II, INC. DELIVERS QUARTERLY FINANCIAL STATEMENTS OF SPIROS DEVELOPMENT CORPORATION II, INC. TO THE HOLDER OF THE SPECIAL COMMON STOCK SHOWING CASH OR CASH EQUIVALENTS OF LESS THAN $5 MILLION AND (iii) THE DATE OF TERMINATION BY SPIROS DEVELOPMENT CORPORATION II, INC. OF THAT CERTAIN TECHNOLOGY LICENSE AGREEMENT, DEVELOPMENT AGREEMENT OR MANUFACTURING AND MARKETING AGREEMENT DATED ON OR ABOUT DECEMBER 22, 1997. COPIES OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SPIROS DEVELOPMENT CORPORATION II, INC. ARE AVAILABLE AT THE OFFICES OF SPIROS DEVELOPMENT CORPORATION II, INC., 7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA 92121, AND WILL BE FURNISHED TO ANY STOCKHOLDER OF SPIROS DEVELOPMENT CORPORATION II, INC. ON REQUEST AND WITHOUT COST.

                     Spiros Development Corporation II, Inc.

                           Dura Pharmaceuticals, Inc.

                               U-_____ _____ UNITS

                                UNIT CERTIFICATE
                            Each Unit Consisting of
        One Share of Callable Common Stock, par value $0.001 per share, of Spiros Development Corporation II, Inc. and
        One Warrant to Purchase One-Fourth of One Share of Common Stock,
           par value $0.001 per share, of Dura Pharmaceuticals, Inc.

                             SEE REVERSE SIDE FOR
                             CERTAIN DEFINITIONS

CUSIP 848935 20 1

     THIS IS TO CERTIFY that
                                    or registered assigns, is the registered
holder of the number of Units, offered pursuant to a Registration Statement on Forms S-1/S-3 (the "Registration Statement"), set forth above ("Units"), each of which entitles the holder to one share of callable common stock (the "Callable Common Stock" or the "Shares"), par value $0.001 per share, of Spiros Development Corporation II, Inc. ("SDC II") and one warrant (the "Warrants") to purchase one-fourth of one share of common stock ("Dura Common Stock"), par value $0.001 per share, of Dura Pharmaceuticals, Inc. ("Dura"). Each Warrant entitles the holder to purchase one-fourth of one share of Dura Common Stock at an exercise price of $54.84 per share of Dura Common Stock subject to adjustment, at any time after the securities included in the Units become separately transferable through December 31, 2002. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

     The Callable Common Stock and the Warrants may not be traded separately until December 31, 1999 or such earlier date as the Purchase Option is exercised or expires unexercised. At any time after the securities are separately transferable, this Unit Certificate is exchangeable upon the surrender hereof by the registered holder to the Transfer Agent in exchange for one or more new Stock Certificates, representing in the aggregate the number of Shares comprising the Units represented hereby, and one or more new Warrant Certificates, representing in the aggregate the number of Warrants comprising the Units represented hereby.

     SDC II and Dura, respectively, agree at all times to reserve or hold available a sufficient number of shares of its Callable Common Stock and Warrants to cover the number of securities issuable upon the exchange of this Certificate and the exercise of rights of the underlying securities.

     This Unit Certificate entitles the holder hereof, either at law or in equity, to any rights as a shareholder of SDC II or warrant holder of Dura as shall pertain to the underlying securities.

     This Unit Certificate is exchangeable at any time upon the surrender hereof by the registered holder to the Transfer Agent for one or more new Unit Certificates of like tenor and date representing in the aggregate the right to the number of Units represented hereby.

     SDC II and Dura (the "Companies") may deem and treat the registered holder of this Unit Certificate at any time as the absolute owner hereof and of the securities covered hereby for all purposes and shall not be affected by any notice to the contrary.

     The Warrants covered by this Certificate are subject to the terms of the Warrant Agreement. The Warrant Agreement is available at the executive offices of Dura.

     The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made thereto for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder.

     The terms of this Unit Certificate shall be governed by the laws of the State of California without giving effect to conflicts of law principles thereof.

     This Unit Certificate shall not be valid or obligatory for any purpose unless countersigned by the Transfer Agent.

     IN WITNESS WHEREOF, the Companies have caused this Unit Certificate to be executed by its duly authorized officers.

Dated:

Spiros Development Corporation II, Inc.

PRESIDENT     SECRETARY

Dura Pharmaceuticals, Inc.

PRESIDENT     SECRETARY

COUNTERSIGNED AND REGISTERED:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

                                 [REVERSE SIDE]

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -    as tenants in common
TEN ENT   -    as tenants by the entireties
JT TEN    -    as joint tenants with right of
               survivorship and not as tenants
               in common

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UNIF GIFT MIN ACT........................Custodian........................
                 (Cust)                                    (Minor)
                 under Uniform Gifts to Minors Act
                ..........................................................
                                                (State)

Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED,__________________ hereby sell, assign and transfer unto _____________________________________________________________________
                        PLEASE INSERT SOCIAL SECURITY
                   OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


     _____________________________________________________________________
                (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                      INCLUDING ZIP CODE, OF ASSIGNEE)


     ___________________________________ Units represented by the within
Certificate and do hereby irrevocably constitute and appoint


     _____________________________________________________________________

Attorney to transfer the said units on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________

                                       ___________________
                                       Signature

                                       ___________________
                                       Signature

                                       NOTICE:   The signature(s) to this
                                       assignment must correspond with the
                                       name(s) as written upon the face of
                                       the Certificate in every particular,
                                       without alteration or enlargement or
                                       any change whatever.


Signature(s) Guaranteed

By__________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.